Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of Royale Energy, Inc. of our report dated March 30, 2015, relating to our audit of the financial statements, which appear in this Annual Report on Form 10-K of Royale Energy, Inc. for the year ended December 31, 2014.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

SingerLewak LLP

Los Angeles, California
March 30, 2015